EIGHTH AMENDMENT TO THE
                                SOUTHERN COMPANY

                            PERFORMANCE SHARING PLAN

         WHEREAS, Southern Company Services, Inc. heretofore adopted The Southern Company Performance Sharing Plan ("Plan"), effective as of January 1, 1997;

         WHEREAS, Southern Energy Resources, Inc. ("SERI"), an Employing Company under the Plan, will become the employer of certain individuals currently employed by Southern Company Energy Marketing, L.P. ("SCEM") following a reorganization of SCEM;

         WHEREAS, the Southern Company ("Southern") anticipates that in 2001 it will distribute pro rata to the Southern shareholders all of the stock of Southern Energy, Inc. ("SEI") held by Southern pursuant to a tax-free spin-off under Section 355 of the Internal Revenue Code;

         WHEREAS, in connection with such transaction, Southern and SEI have entered into an Employee Matters Agreement ("Agreement") to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters;

         WHEREAS, the Performance Sharing Plan Committee ("Committee") desires to amend the Plan to exclude the former employees of SCEM from participating in the Plan by virtue of their employment with SERI;

         WHEREAS, the Committee desires to amend the Plan to address the spin-off of SEI from Southern, including making such changes as are necessary pursuant to the Agreement;

         WHEREAS, the Committee desires to amend the Plan to make certain other technical changes and to reflect recent changes in the law; and

         WHEREAS, the Committee is authorized pursuant to Section 12.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as of the dates indicated:

                                       1.

         Sections 2.13 and 2.14 of the Plan shall be eliminated in their entirety, effective as of January 1, 2001. Each subsequent Section in Article II shall remain as currently numbered until such time as the Plan is amended and restated.

                                       2.

         Section 2.19 of the Plan shall be amended to read as follows, effective as of December 22, 2000:

                  2.19 "Eligible Employee" shall mean an Employee who is employed by an Employing Company and who is classified by the Employing Company as a regular full-time, regular part-time or cooperative education employee who:

                  (a) was actively employed on December 31, 1996 but who will not attain his fortieth (40th) birthday on or before January 1, 2002 or who was not a member of an eligible class of employees under a pension plan of an Employing Company on December 31, 1996 and has not previously participated in any such pension plan;

                  (b) was actively employed on December 31, 1996 and properly elects to participate in this Plan pursuant to the procedures established under the Plan for making such election; or

                  (c) was employed or reemployed on or after January 1, 1997 or who rescinded a waiver of participation in The Southern Company Pension Plan pursuant to Section
                           2.7 thereof on or after January 1, 1997 that was in effect on December 31, 1996.

                  "Eligible Employee" shall not include:

                  (t) any individual, who would otherwise be eligible to participate in the Plan by virtue of his employment by SERI, but who (i) is an employee of SCEM on December 22, 2000, (ii) was hired by SERI on or after December 23, 2000, and who was a former employee of SCEM, or (iii) was hired by SERI on or after December 23, 2000, who is employed in the Americas Group and whose job function is indicated on Exhibit A attached hereto;

                  (u) an Employee who is described in Section 3.8 of the Plan;

                  (v) an Employee who has been previously employed by an Employing Company, transferred to Southern Company Energy Marketing, L.P., subsequently transfers back to an Employing Company, and is not described in paragraph (a) of Section 15.1 of The Southern Company Pension Plan;

                  (w) an Employee who is treated as such solely by reason of the "leased employee" rules of Code Section 414(n) such that, pursuant to an agreement between an Employing Company and any other person, such individual has performed services for the Employing Company (or the Employing Company and related persons as described in Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services were performed under the primary direction or control of the Employing Company;

                  (x) any Employee who is represented by a collective bargaining agent unless the representatives of his bargaining unit and the Employing Company mutually agree to participation in the Plan subject to its terms by members of his bargaining unit;

                  (y) any individual or Employee who is classified by the Employing Company as a temporary employee or as an independent contractor, regardless of prior inclusion under the Plan or whether such classification is determined to be in error; or

                  (z) any individual or Employee who has voluntarily waived participation in the Plan for any reason, including any individual or Employee who has waived benefits upon employment by the Employing Company.

                                       3.

         Paragraph (t) of Section 2.19 of the Plan shall be amended to read as follows, effective as of the Group Status Change Date as defined in the
Agreement:

         (t)      an individual who is employed by SERI;

                                       4.

         Two new definition Sections shall be added to the Plan to read as follows, effective as of December 22, 2000:

                  2.54     "SCEM" shall mean Southern Company Energy Marketing,
                           L.P.

                  2.55     "SERI" shall mean Southern Energy Resources, Inc.





                                       5.

         A new definition Section shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  2.56 "SEI" shall mean Southern Energy, Inc., any subsidiary of Southern Energy, Inc., or any successor thereto.

                                       6.

         Section 5.1 of the Plan shall be amended to read as follows, effective as of January 1, 2000:

                    5.1 Section 415 Limitations. Notwithstanding any provision of the Plan to the contrary, the total Annual Additions allocated to the Account (and the accounts under all defined contribution plans maintained by an Affiliated Employer) of any Participant for any Limitation Year in accordance with Code Section 415 and the regulations thereunder, which are incorporated herein by this reference, shall not exceed the lesser of the following amounts:

                           (a) twenty-five percent (25%) of the Participant's
                  compensation (as defined in Code Section 415(c)(3) and any rulings and regulations thereunder) in the Limitation Year; or

                           (b) $30,000 (as adjusted pursuant to Code Section
                  415(d)(1)(C)).

                                       7.

         Section 5.3 of the Plan shall be amended to read as follows, effective as of January 1, 2000:

                    5.3 Combination of Plans. If an Employee participates in more than one defined contribution plan maintained by an Affiliated Employer and his Annual Additions exceed the limitations of Section 5.1, corrective adjustments shall be made first under The Southern Company Employee Savings Plan and then, to the extent necessary, under this Plan and then, to the extent necessary, under the Southern Company Employee Stock Ownership Plan.

                                       8.

         The phrase ", as provided in regulations prescribed by the Secretary of the Treasury" shall be added to the end of the last sentence in the second paragraph of Section 12.1 of the Plan, effective as of September 5, 2000.

                                       9.

         Section 13.5 of the Plan shall be deleted in its entirety, effective as of January 1, 2000.

                                       10.

         A new Section 15.4 shall be added to the Plan to read as follows, effective as of the Group Status Change Date as defined in the Agreement:

                  15.4 Transfer of Plan Assets. Notwithstanding any provision of the Plan to the contrary, upon the distribution by the Southern Company to its shareholders of the SEI Stock held by the Southern Company pursuant to a tax-free spin-off under Code Section 355 or such similar transaction, the Accounts of certain active Participants who shall be identified in accordance with the Employee Matters Agreement entered into between the Southern Company and SEI ("Agreement") shall be transferred to a retirement plan established by SEI which is intended to constitute a qualified retirement plan under Code Section 401(a). The Committee shall determine the time of such transfers and shall establish such rules and procedures as its deems necessary or appropriate to effect the transfers, except that all actions with respect to the transfers shall be taken in a manner consistent with the Agreement.

                                       11.

         Southern Energy Resources, Inc. shall be removed as an Employing Company in Appendix A of the Plan, effective as of the Group Status Change Date as defined in the Agreement.

                                       12.

         Except as amended herein by this Eighth Amendment, the Plan shall remain in full force and effect as amended and restated by the Company prior to the adoption of this Eighth Amendment.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Performance Sharing Plan Committee, has adopted this Eighth Amendment to The Southern Company Performance Sharing Plan this ____ day of ___________________, 2000.

                              PERFORMANCE SHARING PLAN COMMITTEE: